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                                                                   Exhibit 10.18

                     SECOND AMENDMENT TO CREDIT AGREEMENT
                     ------------------------------------


        THIS SECOND AMENDMENT TO CREDIT AGREEMENT is made and dated as of February 28, 1995 (the "Amendment") among Community Psychiatric Centers, a Nevada corporation ("CPC"), Transitional Hospitals Corporation, a Delaware corporation ("THC"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a United States national banking association ("Bank") and amends that certain Credit Agreement dated as of May 6, 1994 and by a First Amendment to Credit Agreement dated as of December 14, 1994 (as so amended or modified from time to time, the "Credit Agreement").


                                   RECITALS
                                   --------

        WHEREAS, the Company has requested, and the Bank has agreed, on the terms and conditions set forth herein, to amend the Credit Agreement to extend the Termination Date and revise the pricing of credit extensions thereunder;

        NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

        1. Terms. All terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein. All references to the Credit Agreement shall mean the Credit Agreement as hereby amended.

        2.  Amendment to Credit Agreement.

            2.1  Section 1.01 of the Credit Agreement is amended as follows:

                 (a) The definition of "Termination Date" is amended by deleting "February 28, 1995" and inserting "February 28, 1996" in lieu thereof.

                 (b) The definition of "Applicable Margin" is hereby amend and restated as follows:

                      "`Applicable Margin' means

                         (i) with respect to Base Rate to Base Rate Loans, the Base Rate Increment; and
                         (ii) with respect to Offshore Rate Loans, the Offshore Rate Increment."

                 (c) The following definitions are hereby added to Section 1.01 to appear in alphabetical order therein:

                      "`Base Rate Increment' means the percentage per annum determined pursuant to subsection 2.08(a).


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                      "`Offshore Rate Increment' means the percentage per annum
determined pursuant to subsection 2.08(a)."

            2.2 Section 2.08 of the Credit Agreement is hereby amended and restated as follows:

                 "(a)  Each Loan shall bear interest on the outstanding
            principal amount thereof from the date when made at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be, plus the Applicable Margin. The Base Rate Increment and the Offshore Rate Increment shall be automatically adjusted to the rates in the table immediately following which rates shall correspond to the Net Funded Debt to EBITDA Ratio shown on the most recent Compliance Certificate. Each such automatic adjustment shall be effective from the fifteenth (15th) day following the due date of each Compliance Certificate and shall remain effective through the fourteenth (14th) day following the due date of the next Compliance Certificate.


                                                                Offshore
                                                Base Rate         Rate
Net Funded Debt to EBITDA Ratio                 Increment       Increment
-------------------------------                 ---------       ---------

Greater than 2.00 to 1.00                         0.75%           2.00%

Greater than 1.50 to 1.00 but
not greater than 2.00 to 1.00                     0.50%           1.75%

Greater than 1.00 to 1.00 but
not greater than 1.50 to 1.00                     0.25%           1.50%

Greater than 0.50 to 1.00 but
not greater than 1.00 to 1.00                     0.00%           1.25%

Not greater than 0.50 to 1.00                     0.00%           1.00%"


            3. Representations and Warranties. Company represents and warrants to Bank that, on and as of the date hereof, and after giving effect to this
Amendment:

            3.1 Authorization. The execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action by the Company and this Amendment has been duly executed and delivered by the Company.

            3.2 Binding Obligation. This Amendment is the legal, valid and binding obligation of Company, enforceable against the Company in accordance with its terms.

            3.3 No Legal Obstacle to Credit Agreement. The execution, delivery and performance of this Amendment will not (a) contravene the terms of the Company's certificate of incorporation, by-laws or other organization document;
(b) conflict with or result in any breach or contravention of the


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provisions of any contract to which the Company is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to Company, or (c) result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of the Company. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by the Company of this Amendment, or the transactions contemplated hereby.

        3.4 Incorporation of Certain Representations. The representations and warranties of the Company set forth in Section 5 of the Credit Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

        3.5 Default. No Default or Event of Default under the Credit Agreement has occurred and is continuing.

        4. Conditions, Effectiveness. The effectiveness of this Amendment shall be subject to the compliance by the Company with its agreements herein contained, and to the delivery of the following to the Bank in form and substance satisfactory to the Bank:

        4.1 Authorized Signatories. A certificate, signed by the Secretary or an Assistant Secretary of Company and dated the date of this Amendment, as to the incumbency of the person or persons authorized to execute and deliver this Amendment and any instrument or agreement required hereunder on behalf of Company.

        4.2 Other Evidence. Such other evidence with respect to the Company or any other person as the Bank may reasonably request in connection with this Amendment and the compliance with the conditions set forth herein.

        5.   Miscellaneous.

        5.1 Effectiveness of the Credit Agreement and the Loan Documents. Except as hereby expressly amended, the Credit Agreement and each other Loan Document shall each remain in full force and effect, and are hereby ratified and confirmed in all respects on and as of the date hereof.

        5.2 Waivers. This Amendment is limited solely to the matters expressly set forth herein and is specific in time and in intent and does not constitute, nor should it be construed as, a waiver or amendment of any other term or condition, right, power or privilege under the Credit Agreement, the Loan Documents, or under any agreement, contract, indenture, document or instrument mentioned therein; nor does it preclude or prejudice any rights of the Bank thereunder, or any exercise thereof or the exercise of any other right, power or privilege, nor shall it require the Bank to agree to an amendment, waiver or consent for a similar transaction or on a future occasion, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Credit Agreement, constitute a waiver of any other default of the same or of any other term or provision.

        5.3 Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment shall not become effective until the Company and the Bank shall have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Bank.

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        5.4  Jurisdiction.  This Amendment shall be governed by and construed under the laws of the State of California.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.


                                        COMMUNITY PSYCHIATRIC CENTERS

                                        By:   /s/ Richard Conte
                                           --------------------------
                                        Name:     RICHARD CONTE
                                        Title:    CEO/CHAIRMAN


                                        TRANSITIONAL HOSPITALS CORPORATION

                                        By:   /s/ Wendy Simpson
                                           --------------------------
                                        Name:     WENDY SIMPSON
                                        Title:    CFO


                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION

                                        By:   /s/ Wyatt R. Ritchie
                                           --------------------------
                                        Name:     WYATT R. RITCHIE
                                        Title:    VICE PRESIDENT




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                             CONSENT OF GUARANTORS

The undersigned Guarantors hereby acknowledge that they have reviewed and consent to the foregoing Second Amendment dated as of February 28, 1995 to Credit Agreement dated as of May 6, 1994, and hereby reaffirm their respective General Continuing General Guaranties, which continue in full force and effect on and as of the date hereof.


Date: February 28, 1995

                                        EACH OF THE GUARANTORS LISTED
                                        ON ANNEX A HERETO,
                                        INCORPORATED BY REFERENCE
                                        HEREIN

                                        By:   /s/ Richard Conte
                                           ---------------------------
                                        Title: CHIEF EXECUTIVE OFFICER


                                        By:   /s/ Wendy Simpson
                                           ---------------------------
                                        Title: CHIEF FINANCIAL OFFICER





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